THIRD AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Investment Managers Series Trust II (“Trust”) and IMST Distributors, LLC (“Foreside”) is entered into as of April 21, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated funds list.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

INVESTMENT MANAGERS SERIES TRUST II IMST DISTRIBUTORS, LLC

By:		By:
	Rita Dam, Treasurer		Mark Fairbanks, Vice President

Date:		Date:

EXHIBIT A

Fund	Effective Date
AXS Astoria Inflation Sensitive ETF	December 30, 2021
AXS Change Finance ESG ETF	March 19, 2022
AXS 2x Innovation ETF	April 4, 2022
AXS Short China Internet ETF	April 4, 2022
AXS De-SPAC ETF	April 21, 2022
AXS First Priority CLO Bond ETF	April 21, 2022
AXS FOMO ETF	April 21, 2022
AXS Real Estate Income ETF	April 21, 2022
AXS Revere Sector Opportunity ETF	April 21, 2022
AXS Short De-SPAC ETF	April 21, 2022
AXS Short Innovation ETF	April 21, 2022
AXS SPAC and New Issue ETF	April 21, 2022